Page of 13

06502433.3

Exhibit 10.1(e)

ADTRAN HOLDINGS, INC.

EQUITY DEFERRAL PROGRAM FOR EMPLOYEES

ARTICLE I PREAMBLE

ADTRAN Holdings, Inc. hereby restates the ADTRAN, Inc. Equity Deferral Program for Employees, which shall hereafter be named the ADTRAN Holdings, Inc. Equity Deferral Program for Employees (the “Plan”). This restatement shall be effective July 15, 2022. The Plan was originally adopted, effective June 1, 2010, as the ADTRAN, Inc. Equity Deferral Program for Employees and Directors, and it was one of several programs offered under the ADTRAN, Inc. Deferred Compensation Plan (the “DCP”). Effective October 1, 2011, the ADTRAN, Inc. Equity Deferral Program for Employees and Directors was spun off from the DCP and split into two separate plans: the ADTRAN, Inc. Equity Deferral Program for Employees and the ADTRAN, Inc. Equity Deferral Program for Directors.

This Plan is intended to be unfunded, maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Employer (as defined below) in compliance with all applicable laws (including Code section 409A), and operated and interpreted in accordance with these intentions.

ARTICLE II DEFINITIONS

Definitions. Whenever the following capitalized terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

2.1
“Account” means an account established on the books of the Employer for the purpose of recording amounts credited to a Participant and any income, expenses, gains, or losses attributable thereto.
2.2
“Active Participant” means a Participant who is eligible to accrue benefits under a plan (other than earnings on amounts previously deferred) within the 24-month period ending on the date the Participant becomes a Participant under Section 3.1. Notwithstanding the above, however, a Participant is not an Active Participant if he has been paid all amounts deferred under the plan, provided that he was, on and before the date of the last payment, ineligible to continue or to elect to continue to participate in the plan for periods after such last payment (other than through an election of a different time and form of payment with respect to the amounts paid). For purposes of Section 4.1(c), as used in the first paragraph of the definition of “Active Participant” above, “plan” means an account balance plan (or portion thereof) of the Employer or a Related Employer subject to Code section 409A, pursuant to which the Participant is eligible to accrue benefits only if the Participant elects to defer compensation thereunder, and the “date the Participant becomes a Participant under Section 3.1” refers only to the date the Participant becomes a Participant with respect to Deferral Contributions.
2.3
“Administrator” means ADTRAN Holdings, Inc. or a committee or person designated in writing by ADTRAN Holdings, Inc.
2.4
“Beneficiary” means the person or persons entitled under Section 7.2 to receive benefits under the Plan upon the death of a Participant.
2.5
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.6
“Deferral Contribution” means a hypothetical contribution credited to a Participant’s Account as

Page of 13

06502433.3

the result of the Participant’s Deferral Elections described in Section 4.1.
2.7
“Deferral Elections” means elections made by a Participant as described in Section 4.1(a).
2.8
“Director” means a person, other than an Employee, who is elected or appointed as a member of the Board of Directors of ADTRAN Holdings, Inc.
2.9
“Director Plan” means the ADTRAN Holdings, Inc. Equity Deferral Program for Directors, as it shall be amended from time to time.
2.10
“Distribution Elections” means elections made by a Participant as described in Sections 4.3 and 8.1(b).
2.11
“Employee” means any employee of the Employer.
2.12
“Employer” means ADTRAN Holdings, Inc., ADTRAN, Inc., and any Related Employers designated on Appendix A hereto.
2.13
“Employer Stock” means ADTRAN Holdings, Inc. common stock that becomes payable to the Participant pursuant to an award of restricted stock or restricted stock units under ADTRAN Holdings, Inc. or ADTRAN, Inc. equity incentive programs.
2.14
“Investment Funds” shall have the meaning set forth in Section 6.2(b).
2.15
“Participant” means any Employee who participates in the Plan in accordance with Article III (or formerly participated in the Plan and has an amount credited to his Account).
2.16
“Performance Shares” means ADTRAN Holdings, Inc. common stock earned by a Participant under performance share awards granted under ADTRAN Holdings, Inc. or ADTRAN, Inc. equity incentive programs, the amount of or entitlement to which is contingent on the satisfaction of pre-established organization or individual performance criteria related to a performance period of at least 12 consecutive months and which meets the definition of “performance-based compensation” in Treasury Regulations Section 1.409A-1(e).
2.17
“Plan” means this ADTRAN Holdings, Inc. Equity Deferral Program for Employees, as it shall be amended from time to time.
2.18
“Plan Year” means the calendar year.
2.19
“Related Employer” means any employer other than ADTRAN Holdings, Inc. and ADTRAN, Inc., if ADTRAN Holdings, Inc. and/or ADTRAN, Inc. and such other employer are members of a controlled group of corporations (as defined in Code section 414(b)) or trades or businesses (whether or not incorporated) under common control (as defined in Code section 414(c)).
2.20
“Separation from Service” generally means the date the Participant retires or otherwise has a termination of employment and service with the Employer and all Related Employers, and is specifically defined in Treasury Regulations Section 1.409A-1(h); provided, however, that:
(A)
For purposes of this definition, the definition of “Related Employer” shall be modified as follows:
(i)
In applying Code section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code section 414(b), the phrase “at least 50%” shall be used instead of “at least 80 percent” each place “at least 80 percent”

Page of 13

06502433.3

appears in Code section 1563(a)(1), (2) and (3); and

Page of 13

06502433.3

(ii)
In applying Treasury Regulations section 1.414(c)-2 for purposes of determining trades or business (whether or not incorporated) under common control for purposes of Code section 414(c), the phrase “at least 50%” shall be used instead of “at least 80 percent” each place “at least 80 percent” appears in Treasury Regulations section 1.414(c)-2.

(B)
In the event a Participant provides services to the Employer or a Related Employer as an Employee and a Director:

(i)
The Employee Participant’s services as a Director are not taken into account in determining whether the Participant has a Separation from Service as an Employee; and

(ii)
The Director Participant’s services as an Employee are not taken into account in determining whether the Participant has a Separation from Service as a Director;

provided that this Plan is not aggregated with a plan subject to Code section 409A in which the Director Participant participates as an employee of the Employer or a Related Employer or in which the Employee Participant participates as a director (or a similar position with respect to a non-corporate entity) of the Employer or a Related Employer, as applicable, pursuant to Treasury Regulations section 1.409A-1(c)(2)(ii).

2.21
“Trust” means any trust maintained by ADTRAN Holdings, Inc. pursuant to a trust agreement between ADTRAN Holdings, Inc. and the Trustee, under which assets deferred under this Plan are held, administered, and managed, subject to the claims of ADTRAN Holdings, Inc.’s creditors in the event of ADTRAN Holdings, Inc.’s insolvency, and paid to Participants and their beneficiaries as specified in this Plan.
2.22
“Trustee” means the trustee(s) of the applicable Trust, and shall refer to the successor of any trustee who resigns or is removed in accordance with the terms of the Trust.
2.23
“Trust Fund” means the property held in the Trust by the Trustee.
2.24
“Unforeseeable Emergency” is as defined in Treasury Regulations section 1.409A-3(i)(3)(i).

ARTICLE III ELIGIBILITY

3.1
Date of Participation. An Employee will become a Participant on the date the Employer designates in writing (which writing is hereby incorporated herein) that such Participant is eligible to participate in the Plan. Such designation will include the effective date of such participation.

All Participants who timely submit properly completed election forms may defer Employer Stock and/or Performance Shares as described in this Plan. The Administrator shall establish the enrollment procedure, which may include electronic documents and online submission.

Page of 13

06502433.3

3.2
Participation Following a Change in Status.
(a)
If a Participant ceases to be an Employee and thereafter resumes his status as an Employee, he will again become a Participant immediately upon resumption of such status, provided that he is an eligible Employee upon resumption of such status (as defined in Section 3.1 above). Deferral Contributions to such Participant’s Account thereafter, if any, shall be subject to (1) or (2) below.
(1)
If the Participant resumes such status during a period for which such Participant had previously made a valid Deferral Election pursuant to Section 4.1, he shall immediately resume such Deferral Contributions. Deferral Contributions applicable to periods thereafter shall be made pursuant to the election and other rules described in Section 4.1.
(2)
If the Participant resumes such status after the period described in the first sentence of paragraph (1) of this Section 3.2(a), any Deferral Contributions with respect to such Participant shall be made pursuant to the election and other rules described in Section 4.1.
(b)
When a Participant continues in the employ of the Employer or Related Employer but ceases to be an eligible Employee, such Participant shall continue to make Deferral Contributions throughout the remainder of the applicable period (as described in Section 4.1) in which such change in status occurs, if, and as, applicable.
(c)
When a Participant ceases to be an Employee and thereafter becomes a Director, such Participant shall continue to make Deferral Contributions throughout the remainder of the applicable period (as described in Section 4.1) in which such change in status occurs, if, and as, applicable. Following such period, the Participant will cease to be eligible to participate in the Plan and may participate in the Director Plan, provided that he is eligible to participate in the Director Plan.

ARTICLE IV PARTICIPANT DEFERRALS

4.1
Deferrals. To the extent allowed by the Administrator and subject to rules established by the Administrator with respect thereto, each Participant may elect pursuant to this Plan to defer into his or her Account up to 100% of the Employer Stock and/or Performance Shares that would otherwise be payable to him or her under one or more equity incentive programs sponsored by ADTRAN Holdings, Inc. or ADTRAN, Inc., after any tax or other required deductions.
(a)
Deferral Election. A Participant shall make any election pursuant to this Section 4.1 by completing and submitting his or her deferral election form to the Administrator in accordance with the deferral election timing rules set forth below. An election under this Section to defer Employer Stock and/or Performance Shares shall be effective only for the Plan Year with respect to which the election is made.
(1)
Employer Stock – An election to defer Employer Stock for a Plan Year will be made no later than the December 31st (or such earlier date as the Administrator in its discretion may establish for administrative ease) preceding the Plan Year in which the Participant first performs the services that create that right to the Employer Stock.
(2)
Performance Shares – With respect to Performance Shares, a separate election will be effective to defer such Performance Shares if made no later than 6 months

Page of 13

06502433.3

before the end of the period during with the services on which such Performance Shares are based are performed.
(b)
Cancellation of Deferral Election.
(1)
The Administrator may cancel a Participant’s Deferral Elections pursuant to the provisions of Treasury Regulations section 1.409A-3(j)(4)(viii) in connection with the Participant’s Unforeseeable Emergency. To the extent required pursuant to the application of Treasury Regulations section 1.401(k)-1(d)(3) (or any successor thereto), a Participant’s Deferral Elections shall be automatically cancelled.
(2)
The Administrator may cancel a Participant’s Deferral Elections pursuant to the provisions of Treasury Regulations section 1.409A-3(j)(4)(xii) in connection with the Participant’s disability. Such cancellation must occur by the later of the end of the Participant’s taxable year or the 15th day of the third month following the date the Participant incurs a disability. For purposes of this paragraph, a disability is any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

Page of 13

06502433.3

In no event may the Participant, directly or indirectly, elect such a cancellation. A cancellation pursuant to this subsection (b) shall apply only to Employer Stock and Performance Shares not yet earned.

(c)
Initial Eligibility Deferral Election. Notwithstanding the above, if the Participant is not an Active Participant, the Participant may make a Deferral Election within 30 days after the Participant becomes a Participant, which election shall be effective with respect to Employer Stock and Performance Shares payable for services performed during the calendar year and after the date of such election. If such mid-year Deferral Election relates to Employer Stock and/or Performance Shares earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of Employer Stock and/or Performance Shares for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period on and after the first day of the first calendar month following the calendar month in which the Participant's Deferral Election is made, and the denominator of which is the total number of days in the performance period.
4.2
Irrevocability of Deferral Elections. Except as provided in Section 4.1(b), a Participant’s election to defer Employer Stock and/or Performance Shares is irrevocable for the Plan Year to which it relates.
4.3
Distribution Elections. Deferral Contributions made with respect to a Plan Year, if any, and associated investment earnings or losses, shall be distributed at the time and in the form set forth in Article VIII of this Plan.

Page of 13

06502433.3

ARTICLE V PARTICIPANT ACCOUNTS

5.1
Accounts. The Administrator may establish and maintain for each Participant an Account and one or more separate subaccounts, as determined by the Administrator (collectively, “Account”), which shall be credited with the Participant’s Deferral Contributions.

ARTICLE VI INVESTMENT OF ACCOUNTS

6.1
Crediting of Deferred Compensation. Each Participant’s Account shall be credited with shares of ADTRAN Holdings, Inc. common stock equal to the number of shares of Employer Stock and Performance Shares that such Participant has elected to defer under Article IV and which would otherwise have been paid to the Participant.
6.2
Earnings.
(a)
Employer Common Stock. Deferral Contributions shall continue to be held and deemed to be invested in shares of ADTRAN Holdings, Inc. common stock unless and until the earlier of the date such amounts are distributed in accordance with Article VIII or, for Deferral Contributions pursuant to awards vesting on or after November 1, 2011, the date that all or a portion of such Deferral Contributions are moved to another deemed investment pursuant to an election made by the Participant as described in (b) below. ADTRAN Holdings, Inc. common stock held in a Participant’s Account shall be credited with dividends payable on such shares. If any dividends become payable in cash with respect to shares of ADTRAN Holdings, Inc. common stock held in a Participant’s Account, such cash dividends shall be credited to such Participant’s Account and shall be deemed reinvested in whole and fractional shares of ADTRAN Holdings, Inc. common stock. If any non-cash dividends or other distributions become payable with respect to any shares of ADTRAN Holdings, Inc. common stock held in a Participant’s Account or such shares of ADTRAN Holdings, Inc. common stock shall be converted or exchanged into stock or other securities of another entity pursuant to a merger, consolidation, exchange, offer or other transaction, the Participant’s Account shall be credited with such non-cash amounts, which shall continue to be held in such form until the earlier of the date such amounts are distributed to the Participant pursuant to Article VIII or, for Deferral Contributions pursuant to awards vesting on or after November 1, 2011, the date that all or a portion of such amounts are moved to another deemed investment pursuant to an election made by the Participant as described in (b) below. Except as provided in this paragraph, no voting rights or other shareholder rights (whether in connection with ADTRAN Holdings, Inc. common stock or equity of another entity) shall inure to the benefit of any Participant until shares are issued in the Participant’s name upon distribution of his or her Account pursuant to Article VIII.
(b)
Investments Funds. A Participant may elect, at such intervals, within such percentage limits, and in accordance with such procedures as established by the Administrator (or its delegate) from time to time, to change the deemed investment of any portion of his or her Account (including any cash, ADTRAN Holdings, Inc. common stock or other non-ADTRAN Holdings, Inc. common stock amounts) consisting of Deferral Contributions pursuant to awards vesting on or after November 1, 2011 to one or more of the deemed investments that are approved from time to time by ADTRAN Holdings, Inc. (or its designee). Any election by a Participant under this paragraph shall become effective as soon as administratively possible, but may be subject to reasonable delays for processing

Page of 13

06502433.3

by the Administrator (or its delegate) and Plan recordkeeper. All dividends, interest, gains, and distributions of any nature that would be earned on an Investment Fund will be credited to the Participant’s Account as through reinvested in additional shares of that Investment Fund. Expenses that would be attributable to an Investment Fund shall be charged to the Account of the Participant.

6.3
No Actual Investment. Notwithstanding any other provision to the contrary, the investments described in this Plan are to be used for measurement purposes only, and the crediting or debiting of amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of his or her Account in any investment fund or ADTRAN Holdings, Inc. common stock. In the event that the Employer, in its own discretion, decides to invest funds in any one or more investments or in ADTRAN Holdings, Inc. common stock, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on the Participant’s behalf by the Employer (even though the funds credited to a Participant’s Account are held in the Trust as described in Section 10.6); the Participant shall at all times remain an unsecured creditor of the Employer.

ARTICLE VII RIGHT TO BENEFITS

7.1
Vesting. Each Participant’s interest in his or her Account attributable to his or her Deferral Contributions shall be 100% vested and nonforfeitable at all times.
7.2
Death. A Participant may designate a Beneficiary or Beneficiaries to receive his or her Account upon the Participant’s death, or change any prior designation of Beneficiary or Beneficiaries, by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form.

Immediately following the death of the Participant, a copy of the death certificate or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary’s estate.

ARTICLE VIII DISTRIBUTION OF ACCOUNTS

8.1
Benefits Amount, Distribution Form, and Timing Rules.
(a)
Distribution of the balance credited to a Participant’s Account for a Plan Year shall commence on the 1st day of a calendar month next following the earlier of the Participant’s death or the date that is six (6) months following the Participant’s Separation from Service, in accordance with the Participant’s Distribution Election as described below.
(b)
A Participant may elect to receive his or her distributions in a single lump sum or annual installments paid over a three (3) or ten (10) year term. Any such distribution shall be made

Page of 13

06502433.3

on a pro rata basis from each of the hypothetical investments of the Participant’s Account. Any whole shares of ADTRAN Holdings, Inc. common stock that are distributed shall be distributed in-kind in ADTRAN Holdings, Inc. common stock. Any fractional shares of ADTRAN Holdings, Inc. common stock, and any amounts deemed invested in Investment Funds, shall be liquidated and paid to the Participant in cash.

(c)
A Participant’s Distribution Elections must be made using the election form(s) (whether electronic or otherwise) provided by the Administrator for such purpose, which are hereby incorporated herein and supersede any otherwise inconsistent Plan provision. A Participant must make his or her Distribution Election with respect to Deferral Contributions made with respect to a Plan Year, if any, no later than the time by which the Participant must make his or her Deferral Elections for such Plan Year, as described in Article IV above. Notwithstanding anything herein to the contrary, a Distribution Election will only be effective with respect to Deferral Contributions, and associated investment earnings or losses, for the Plan Year to which such election relates. Amounts attributable to Deferral Contributions credited to a Participant’s Account prior to the effective date of any new Distribution Election will not be affected and will be paid in accordance with the otherwise applicable election. If the Participant does not designate in the manner prescribed by the Administrator the method of distribution, such method of distribution shall be a lump sum.
(d)
A Participant’s entitlement to installments will not be treated as an entitlement to a series of separate payments.
(e)
Notwithstanding anything herein to the contrary, the Administrator may, in its discretion, automatically pay out a Participant’s Account in a lump sum, provided that such payment satisfies the requirements in (1) through (3) below:
(1)
Such payment results in the termination and liquidation of the entirety of the Participant’s interest under the Plan, including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulations section 1.409A-1(c)(2);
(2)
Such payment is not greater than the applicable dollar amount under Code section 402(g)(1)(B); and
(3)
Such exercise of Administrator discretion is evidenced in writing no later than the date of such payment.
(f)
Notwithstanding anything herein to the contrary, the Administrator may, in its discretion, delay a payment otherwise required hereunder to a date after the designated payment date due to any of the circumstances described in (1) through (4) below, provided that the Administrator treats all payments to similarly-situated Participants on a reasonably consistent basis.
(1)
In the event the Administrator reasonably anticipates that, if the payment were made as scheduled, the Employer’s deduction with respect to such payment would not be permitted due to the application of Code section 162(m), provided the delay complies with the conditions in Treasury Regulations section 1.409A-2(b)(7)(i);
(2)
In the event the Administrator reasonably anticipates that the making of such payment will violate Federal securities laws or other applicable law, provided the delay complies with the conditions in Treasury Regulations section 1.409A-2(b)(7)(ii);

Page of 13

06502433.3

(3)
Upon such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin; or
(4)
Upon a change in control event, provided the delay complies with conditions in Treasury Regulations section 1.409A-3(i)(5)(iv).
(g)
Notwithstanding anything herein to the contrary, the Administrator may provide an election to change the time or form of a payment hereunder to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, 38 USC sections 4301 through 4344.

Page of 13

06502433.3

8.2
Notice to Trustee. The Administrator will provide direction to the Trustee, as provided in the Trust agreement, whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator’s notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.
8.3
Unforeseeable Emergency Withdrawals. Notwithstanding anything herein to the contrary, a Participant may apply to the Administrator to withdraw some or all of his Account if such withdrawal is made on account of an Unforeseeable Emergency as determined by the Administrator in accordance with the requirements of and subject to the limitations provided in Treasury Regulations section 1.409A-3(i)(3).
8.4
Applicable Taxes. The Employer may withhold applicable taxes from the Participant’s cash or in-kind compensation, in a manner and at times determined by the Employer. If necessary, the Administrator may reduce the Participant’s Account as applicable, in order to comply with this Section. While this Plan is intended to provide tax deferral for Participants, this Plan is not a guarantee that the intended tax deferral will be achieved. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Plan (including any taxes arising under Code section 409A). Neither the Employer nor its affiliates nor any of their directors, officers or employees shall have any obligation to indemnify or otherwise hold any Participant harmless from any such taxes.

ARTICLE IX AMENDMENT AND TERMINATION

9.1
Amendment by Employer. ADTRAN Holdings, Inc. reserves the authority to amend the Plan in its discretion. Any such amendment notwithstanding, no Participant’s Account shall be reduced by such amendment below the amount to which the Participant would have been entitled if he had voluntarily left the service of the Employer immediately prior to the date of the change.
9.2
Termination. ADTRAN Holdings, Inc. has no obligation or liability whatsoever to maintain the Plan for any length of time and may terminate the Plan at any time without any liability hereunder for any such discontinuance or termination. Such termination shall comply with Treasury Regulations section 1.409A-3(j)(ix) and other applicable guidance.

Page of 13

06502433.3

ARTICLE X MISCELLANEOUS PROVISIONS

10.1
Limitation of Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; in no event will the terms of employment or service of any individual be modified or in any way affected hereby. The doctrine of substantial performance shall have no application to Participants or any other persons entitled to payments under the Plan.
10.2
Nonalienability of Benefits. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law and as provided pursuant to a domestic relations order (defined in Code section 414(p)(1)(B)), as determined by the Administrator. Pursuant to a domestic relations order, payments may be accelerated to a time sooner, and pursuant to a schedule more rapid, than the time and schedule applicable in the absence of the domestic relations order, provided that such payment pursuant to such order is not made to the Participant and provided further that this provision shall not be construed to provide the Participant discretion regarding whether such payment time or schedule will be accelerated.
10.3
Facility of Payment. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may disburse such payments, or direct the Trustee to disburse such payments, as applicable, to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under state law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefor, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.
10.4
Plan Records. The Administrator shall maintain the records of the Plan on a calendar-year basis.
10.5
USERRA. Notwithstanding anything herein to the contrary, the Administrator shall permit any Participant election and make any payments hereunder required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, 38 USC 4301-4334.
10.6
Funding. The Employer may create one of more Trust(s) with one or more Trustee(s). Although the principal of each Trust and any earnings thereon shall be held separate and apart from other funds of Employer and shall be used exclusively for the uses and purposes of Participants and there Beneficiaries as set forth therein, neither the Participants nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or their Beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Participants and their Beneficiaries against the Employer. Any assets held in a Trust will be subject to the claims of the Employer’s general creditors under federal and state law in the event of insolvency or bankruptcy as defined in the Trust.
10.7
Governing Law. All disputes relating to or arising from this Plan shall be governed by ERISA and to the extent applicable the internal substantive laws (and not the laws of conflicts of laws) of the State of Alabama, to the extent not preempted by the United States federal law. If any provision of

Page of 13

06502433.3

this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

Page of 13

06502433.3

ARTICLE XI PLAN ADMINISTRATION

11.1
Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:
(a)
To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;
(b)
To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;
(c)
To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;
(d)
To administer the claims and review procedures specified in Section 11.2;
(e)
To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;
(f)
To determine the person or persons to whom such benefits will be paid;
(g)
To authorize the payment of benefits;
(h)
To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan; and
(i)
By written instrument, to allocate and delegate its responsibilities, including the formation of an administrative committee to administer the Plan.

All decisions of the Administrator with respect to the operation, interpretation, or administration of this Plan or a Participant’s Account, all actions taken by the Administrator, and all determinations made by the Administrator shall be final and binding upon all participants, the Employer, and any interested persons.

11.2
Claims and Review Procedures.
(a)
Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why

Page of 13

06502433.3

such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, including a statement of the such person’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974 (“ERISA”) following as adverse determination upon review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

(b)
Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. This written request may include comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, upon the claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

The Plan Administrator shall provide the claimant with written notification of the Plan’s benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant — the specific reason or reasons for the adverse determinations, reference to the specific Plan provisions on which the benefit determination is based, a statement that the claimant is entitled to receive, upon the claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

11.3
Indemnification by the Employer: Liability Insurance. The Employer shall pay or reimburse any of the Employer’s officers, directors, administrators, subcommittee members, delegates, or employees who are fiduciaries with respect to the Plan for all expenses incurred by such persons with respect to, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys’ fees) arising out of the good faith performance of their duties under this Plan. The Employer may obtain and provide for any such person, at the Employer’s expense, liability insurance against liabilities imposed on such person by law.

[Signature Page Follows]

Page of 13

06502433.3

IN WITNESS WHEREOF, ADTRAN Holdings, Inc. has caused this restatement of the Plan to be executed by its duly authorized officer on this day of , 2022.

ADTRAN HOLDINGS, INC.

By:

Michael Foliano

Name:

Title:

CFO

A-1

06502433.3

APPENDIX A

•
•